UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2012

Web.com Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (904) 680-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2012, certain selling stockholders (the “Selling Stockholders”) of Web.com Group, Inc. (the “Company”) and the Company entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”) relating to the offering and sale (the “Offering”) of 8,000,000 shares of the Company’s common stock, par value $0.001 per share. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase such shares of common stock from the Selling Stockholders at a price of $14.4875 per share, which will result in $115,900,000 million of proceeds to the Selling Stockholders before deducting offering expenses. The offering is expected to close on or about May 16, 2012, subject to customary closing conditions. The shares of common stock will be listed on The NASDAQ Global Select Market. The Underwriters have a 30-day option to purchase up to an additional 1,200,000 shares of common stock. All of the shares in the offering are being sold by the Selling Stockholders. The Company is not selling any shares in the Offering and will not receive any proceeds from the sale.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Nos. 333-179553) previously filed with the Securities and Exchange Commission (the “SEC”). The Company has filed a final prospectus supplement, dated May 10, 2012, relating to the sale of the shares with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Selling Stockholders and the Company, customary conditions to closing, indemnification obligations of the Selling Stockholders, the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events

In a press release issued on May 10, 2012, the Company announced the pricing of the Offering at a price to the public of $15.25 per share. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated May 10, 2012

99.1	Press Release dated May 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc. (Registrant)
/s/ Matthew P. McClure
Matthew P. McClure, Secretary

Date: May 10, 2012

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated May 10, 2012

99.1	Press Release dated May 10, 2012